EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

      This EMPLOYMENT AGREEMENT ("AGREEMENT") is made and entered into this 24th day of February 2004 by and between Sheri Aws (the "KEY EMPLOYEE") and Robotic Workspace Technologies, Inc., a Maryland corporation (the "COMPANY").

                                R E C I T A L S:

      A. Company is in the primary Business of developing, marketing and selling software products for use in the operation of industrial robot arms and automated systems. The Company also designs and sells computer hardware necessary to operate the software.

      B.    Key    Employee    has    certain     experience     as    a    Vice
            President-Administration that the Company believes to be valuable to it.

      C The Company desires to employ the Key Employee and the Key Employee desires to accept such employment.

      NOW THEREFORE, in consideration of the promises, mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Key Employee do hereby agree as follows:

      1. Employment and Duties. On the terms and subject to the conditions set forth in this Agreement, the Company agrees to employ the Key Employee as the Vice President-Administration of the Company to perform such duties as are consistent with such position(s) as may be assigned, from time to time, by the Company and to render such additional services and discharge such other reasonable responsibilities as the Company may, from time to time, stipulate. Each of the parties agree that for purposes of this agreement the "BUSINESS" shall mean the development, technology, marketing, maintenance and sale of computer software, controls, and hardware electronics for use in robotics for manufacturing, automation, medical, entertainment, and service robot industries.

      2.  Performance.  The Key  Employee  accepts the  employment  described in
Section 1 of this Agreement and agrees to devote all of his/her business time and efforts except as specifically permitted herein to the faithful and diligent performance of the services described herein, including the performance of such other services and responsibilities as the Company may, from time to time, stipulate. Without limiting the generality of the foregoing, the Key Employee ordinarily shall devote not less than five days per week except for regular business holidays observed by the Company, the Key Employee's vacation days, and days allowed for sick leave and family emergencies to his/her employment, and shall be present on the Company premises or actively engaged in service to or on

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behalf of the Company  during normal  business  hours Monday  through Friday and additional hours as required. The Key Employee further agrees that he/she shall be present on the Company's premises or actively engaged in service to or on behalf of the Company at such times during holidays or weekends as the performance of his/her duties may reasonably require.

      3. Term. The term of employment under this Agreement shall commence on February 24, 2004 (the "COMMENCEMENT DATE") and shall remain in effect for a period of one (1) year, ending on February 24, 2005 (the "TERMINATION DATE") (and each subsequent one year anniversary, if extended, as provided herein shall also be referred to herein as a Termination Date) unless sooner terminated hereunder (the "EMPLOYMENT PERIOD"). This Agreement shall be automatically extended each year for an additional one (1) year period unless terminated by either party by giving written notice to the other no less than thirty (30) days prior to the Termination Date.

      4. Salary. For all the services to be rendered by the Key Employee hereunder, the Company agrees to pay, during the Employment Period, a salary at a rate of Forty Two Thousand Dollars ($42,000) per annum ("SALARY"), payable by Company in accordance with its payroll practices from time to time but no less frequently than bi-monthly. The Salary shall be reviewed annually on the anniversary of the date on which the Key Employee first began working for the Company. Upon completion of the merger with Hy-Tech Technology Group and proper financing, Key Employee base salary will be set at Sixty Thousand Dollars ($60,000) per annum.

      5. Stock Options. In further consideration of Key Employee's employment and for entering this Agreement, the Company has previously granted Key Employee stock options as indicated in the Key Employee's Robotic Workspace Technologies, Inc. Incentive Stock Option Agreement(s). These options shall automatically terminate if Key Employee discusses the terms therein with any other employee of the Company except the President, the Vice President-Administration or any person designated in writing by the Chief Executive Officer.

      6. Bonus and Commissions.

            (a) Bonus. During the Employment Period, the Key Employee shall be eligible for such bonuses as may be deemed advisable by the Board of Directors or Compensation Committee of the Company in consideration of the Key Employee's performance of his/her duties and the Company's profitability. The Company, however, shall not be obligated to pay any bonus until the Board of Directors declares such bonus.


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            (b)  Commissions.  During the  Employment  Period,  the Key Employee
shall be eligible to receive commissions in such amounts that have been agreed upon and set forth on Exhibit A to this Agreement and approved by the Chief Executive Officer prior to accepting orders on behalf of the company.

      7. Other Benefits. Except as otherwise specifically provided herein, during the Employment Period, the Key Employee shall be provided the opportunity to participate in all benefits provided by Company to its other employees. Until such time as Company provides Health and Dental plans, Company will pay 100% of COBRA premiums and 100% Dental procedures excluding routine maintenance and exams.

      8. Surrender of Properties. Upon termination of the Key Employee's employment with the Company, regardless of the cause therefor, the Key Employee shall promptly surrender to the Company all property provided him/her by the Company for use in relation to his/her employment, and, in addition, the employee shall surrender to the Company any and all sales materials, lists of customers and prospective customers, price lists, files, patent applications, records, models, software files, listings, copies of Windows(R) software, or other materials and information of or pertaining to the Company, its customers or prospective customers, the products, Business, and operations of the Company.

      9. Inventions and Secrecy. Except as otherwise provided in this Section 9, the Key Employee: (a) shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge, or data of the Company or its Business or production operations obtained by the Key Employee during his/her employment by the Company, which shall not be generally known to the public or recognized as standard practice (whether or not developed by the Key Employee) and shall not, during his/her employment by the Company and after the termination of such employment for any reason, communicate or divulge any such information, knowledge or data to any person, firm or corporation other than the Company or persons, firms or corporations designated by the Company;
(b) shall promptly disclose to the Company all inventions, ideas, devices, and processes made or conceived by him/her alone or jointly with others, from the time of entering the Company's employ until such employment is terminated and within the six (6) month period immediately following such termination, relevant or pertinent in any way, whether directly or indirectly, to the Company's Business or production operations or resulting from or suggested by any work which he/she may have done for the Company or at its request; (c) shall, at all times during his/her employment with the Company, assist the Company in every proper way (entirely at the Company's expense) to obtain and develop for the Company's benefit patents or copyrights on such inventions, ideas, devices and processes including without limitation software and software files and listings to be used with industrial automation and industrial robots, whether or not patented; and (d) shall do all such acts and execute, acknowledge and deliver


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all such  instruments  as may be  necessary  or  desirable in the opinion of the
Company to vest in the Company the entire interest in such inventions, ideas, devices, and processes referred to above. The foregoing to the contrary notwithstanding, the Key Employee shall not be required to assign or offer to assign to the Company any of the Key Employee's rights in any invention for which no equipment, supplies, facility, or trade secret information of the Company was used and which was developed entirely on the Key Employee's own time, unless (a) the invention related to (i) the Business of the Company or
(ii) the Company's actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by the Key Employee for the Company. The Key Employee acknowledges his/her prior receipt of written notification of the limitation set forth in the preceding sentence on the Key Employee's obligation to assign or offer to assign to the Company the Key Employee's rights in inventions. In addition to and not in limitation of the above, the Key Employee further acknowledges that he/she has been hired for the purpose of assisting the Company in its development and maintenance of computer software, controls, and electronics hardware for use in robotics, manufacturing, entertainment, and automation industries and that all such software and hardware is owned and shall be exclusively owned by the Company.

         10.      Confidentiality of Information; Duty of Non-Disclosure.

            (a) The Key Employee acknowledges and agrees that his/her employment by the Company under this Agreement necessarily involves his/her understanding of and access to certain trade secrets and confidential information pertaining to the Business of the Company. Accordingly, the Key Employee agrees that after the date of this Agreement at all times he/she will not, directly or indirectly, without the express written consent of the Company, disclose to or use for the benefit of any person, corporation or other entity, or for himself/herself any and all files, trade secrets or other confidential information concerning the internal affairs of the Company, including, but not limited to, information pertaining to its trade secrets, Business plans, clients, services, products, earnings, finances, operations, methods or other activities, provided, however, that the foregoing shall not apply to information which is of public record or is generally known, disclosed or available to the general public or the industry generally. Further, the Key Employee agrees that he/she shall not, directly or indirectly, remove or retain, without the express prior written consent of the Company, and upon termination of this Agreement for any reason shall return to the Company, any figures, calculations, letters, papers, records, computer disks, computer print-outs, lists, documents, instruments, drawings, designs, programs, brochures, sales literature, Business plans or any copies thereof, or any information or instruments derived therefrom, or any other similar information of any type or description, however such information might be obtained or recorded, arising out of or in any way relating to the Business of the Company or obtained as a result of his/her employment by the Company except as disseminated to the public at large or industry generally. The Key Employee acknowledges that all of the foregoing are proprietary information, and are the exclusive property of the Company. The covenants contained in this Section 10 shall survive the termination of this Agreement.


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            (b) The Key Employee agrees and  acknowledges  that the Company does not have any adequate remedy at law for the breach or threatened breach by the Key Employee of his/her covenant, and agrees that the Company shall be entitled to injunctive relief to bar the Key Employee from such breach or threatened breach in addition to any other remedies which may be available to the Company at law or in equity.

      11. Covenant Not to Compete.

            (a) During Employment Period. During the Employment Period, the Key Employee shall not, without the prior written consent of the Company, which consent may be withheld at the sole discretion of the Company, engage in any other business activity for gain, profit, or other pecuniary advantage (excepting the investment of funds in such form or manner as will not require any services on the part of the Key Employee in the operation of the affairs of the companies in which such investments are made) or engage in or in any manner be connected or concerned, directly or indirectly, whether as an officer, director, stockholder, partner, owner, employee, creditor, or otherwise, with the operation, management, or conduct of any business that competes with or is of a nature similar to that of the Company.

            (b) Following Termination of Employment Period. Within the one (1) year period immediately following the later of the end of the Employment Period or termination of the Key Employee's employment with the Company, for any reason except as set forth below, the Key Employee shall not, without the prior written consent of the Company, which consent may be withheld at the sole discretion of the Company: (a) engage in or in any manner be connected or concerned, directly or indirectly, whether as an officer, director, stockholder, partner, owner, employee, creditor, or otherwise with the operation, management, or conduct of any business similar to the Business of the Company being conducted at the time of such termination anywhere in the United States, and any other area in which the Company is, or reasonably contemplating, doing Business at the time of such termination; (b) solicit, contact, interfere with, or divert any customer served by the Company, or any prospective customer identified by or on behalf of the Company, during the Key Employee's employment with the Company; or (c) solicit any person then or previously employed by the Company to join the Key Employee, whether as a partner, agent, employee or otherwise, in any enterprise engaged in a business similar to the Business of the Company being conducted at the time of such termination.


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            (c)  Severability.  The  covenants of the Key Employee  contained in
Sections 9, 10, and 11 of this Agreement shall each be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of the Key Employee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants. Both parties hereby expressly agree and contract that it is not the intention of either party to violate any public policy, or statutory or common law, and that if any sentence, paragraph, clause, or combination of the same of this Agreement is in violation of the law, such sentence, paragraph, clause or combination of the same shall be void, and the remainder of such paragraph and this Agreement shall remain binding on the parties to make the covenants of this Agreement binding only to the extent that it may be lawfully done. In the event that any part of any covenant of this Agreement is determined by a court of law to be overly broad thereby making the covenant unenforceable, the parties hereto agree, and it is their desire, that such court shall substitute a judicially enforceable limitation in its place, and that as so modified the covenant shall be binding upon the parties as if originally set forth herein.

      12. Termination.

            (a) Unilateral Termination. Either party may terminate the Employment Period at any time by written notice of termination given to the other party at least thirty (30) days in advance of the termination date stated in such notice.

            (b) Termination for Just Cause. The Company shall have the option to terminate the Employment Period, effective immediately upon written notice of such termination to the Key Employee, for Just Cause. For purposes of this Agreement, the term "Just Cause" shall mean the occurrence of any one or more of the following events: (a) the death or permanent total disability of the Key Employee or his/her absence from employment by reason of illness or incapacity for a period of sixty (60) consecutive days; (b) the breach by the Key Employee of his/her covenants under this Agreement; (c) the commission by the Key Employee of theft or embezzlement of Company property or other acts of dishonesty; (d) the commission by the Key Employee of a crime resulting in injury to the Business, property or reputation of the Company or any affiliate of the Company or commission of other significant activities harmful to the Business or reputation of the Company or any affiliate of the Company; (e) the commission of an act by the Key Employee in the performance of his/her duties hereunder determined by the Board of Directors of the Company to amount to gross, willful, or wanton negligence; (f) the willful refusal to perform or substantial neglect of the duties assigned to the Key Employee pursuant to
Section 1 hereof; (g) any significant violation of any statutory or common law duty of loyalty to the Company; or (h) other legally sufficient cause.


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            Upon  termination  of  employment,  the Key  Employee  shall have no rights to compensation or severance for any period beyond the effective date of termination.

      13. General Provisions.

            (a) Goodwill. The Company has invested substantial time and money in the development of its products, services, territories, advertising and marketing thereof, soliciting clients and creating goodwill. By accepting employment with the Company, the Key Employee acknowledges that the customers are the customers of the Company, and that any goodwill created by the Key Employee belongs to and shall inure to the benefit of the Company.

            (b) Notices. Any notice required or permitted hereunder shall be made in writing (i) either by actual delivery of the notice into the hands of the party thereunder entitled, or (ii) by the mailing of the notice in the United States mail, certified or registered mail, return receipt requested, all postage prepaid and addressed to the party to whom the notice is to be given at the party's respective address as set forth in the records of the Company.

            The notice shall be deemed to be received in case (i) on the date of its actual receipt by the party entitled thereto and in case (ii) on the date which is three (3) days after its mailing.

            (c) Amendment and Waiver. No amendment or modification of this Agreement shall be valid or binding upon the Company unless made in writing and signed by the Chief Executive Officer or an officer of the Company duly authorized by the Board of Directors or upon the Key Employee unless made in writing and signed by him/her. The waiver by the Company of the breach of any provision of this Agreement by the Key Employee shall not operate or be construed as a waiver of any subsequent breach by him/her.

            (d) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the Key Employee's duties and compensation as a Key Employee of the Company, and there are no representations, warranties, agreements or commitments between the parties hereto with respect to his/her employment except as set forth herein.

            (e) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Florida.

            (f) Severability. If any provision of this Agreement shall, for any reason, be held unenforceable, such provision shall be severed from this Agreement unless, as a result of such severance, the Agreement fails to reflect the basic intent of the parties. If the Agreement continues to reflect the basic intent of the parties, then the invalidity of such specific provision shall not affect the enforceability of any other provision herein, and the remaining provisions shall remain in full force and effect.


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            (g)  Assignment.  The Key Employee  may not under any  circumstances delegate any of his/her rights and obligations hereunder without first obtaining the prior written consent of the Company. This Agreement and all of the Company's rights and obligations hereunder may be assigned or transferred by it, in whole or in part, to be binding upon and inure to the benefit of any subsidiary or successor of the Company.

            (h) Costs of Enforcement. In the event of any suit or proceeding seeking to enforce the terms, covenants, or conditions of this Agreement, the prevailing party shall, in addition to all other remedies and relief that may be available under this Agreement or applicable law, recover his/hers or its reasonable attorneys' fees and costs as shall be determined and awarded by the court.

      IN WITNESS WHEREOF, this Agreement is entered into on the day and year first above written.

                                            COMPANY:
                                            Robotic Workspace Technologies, Inc.


                                            By: /s/ Walter K. Weisel
                                                ----------------------------
                                                Its: Chief Executive Officer



                                                KEY EMPLOYEE:


                                                /s/  Sheri Aws
                                                ----------------------------
                                                Sheri Aws


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